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                                                                   Exhibit 10.45


Ex10.45
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                            SAFETY INSURANCE COMPANY
                       SAFETY INDEMNITY INSURANCE COMPANY

                PROPERTY RISK EXCESS OF LOSS REINSURANCE PROGRAM

                              2002 SUMMARY OF TERMS

        Estimated Subject Earned Premium: January 1 - December 31, 2002:
                                  $38,900,000


                                                                 PERCENT                        100%            100%
LAYER                    LIMIT AND RETENTION                     PLACED          RATE          DEPOSIT        MINIMUM
-----                    -------------------                     ------          ----          -------        -------

First                 $1,500,000 xs $1,000,000 per risk          100.00%        0.280%        $108,920       $108,920
                        ($3,000,000 occurrence limit)

Second                 $2,500,000 xs $2,500,000 per risk         100.00%        0.210%         $81,690        $81,690
                        ($5,000,000 occurrence limit)

Third                 $5,000,000 xs $5,000,000 per risk          100.00%        0.257%        $100,000       $100,000
                       ($10,000,000 occurrence limit)


NOTES:

1. Continuous contract effective January 1, 2001, subject to ninety days notice at any December 31 anniversary thereafter.

2. Reinstatements: First and Second layer, two reinstatements at 100% as to time, pro rata as to amount. Third Layer, one reinstatement at 100% as to time, pro rata as to amount.

3. Deposit premiums payable in quarterly installments January 1, April 1, July 1 and October 1 of each contract year.

4. Ultimate net loss includes loss adjustment expense, 90% extra contractual obligations and 90% excess of policy limits.


REINSURERS:



                                                            FIRST LAYER          SECOND LAYER           THIRD LAYER
                                                            -----------          ------------           -----------

Hannover Ruck                                                  7.50%                10.00%                10.00%
Underwriting Members of Lloyd's London
       through Blanch Crawley Warren, Ltd.                    92.50%                90.00%                90.00%
                                                              ------                ------                ------
TOTAL                                                         100.00%               100.00%               100.00%



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[LOGO OF BENFIELD BLANCH]                                                 Page 1

*A reinsurance contract reflecting the binding terms discussed in this terms sheet will be prepared in the near future by our reinsurers in accordance with industry practice.